UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 1, 2007

SONUS PHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-26866	95-4343413
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No)

22026 20th Avenue S.E., Bothell, Washington 98021
(Address of principal executive offices)

(425) 487-9500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05              Costs Associated With Exit or Disposal Activities.

On November 1, 2007, Sonus Pharmaceuticals, Inc. (the “Company”) implemented a reduction in workforce (the “Reduction in Workforce”) pursuant to which the Company’s workforce was reduced by 16 positions, or approximately 25%, leaving the Company with 48 employees.  The effective date of the Reduction in Workforce is November 30, 2007.  The Company undertook the Reduction in Workforce in light of the outcome of its Phase 3 Pivotal Trial for TOCOSOL Paclitaxel, which was announced in the Company’s press release on September 24, 2007.  These steps were taken in order to conserve cash and preserve the critical capabilities necessary to pursue the highest priority development programs.

In connection with the Reduction in Workforce, the Company expects to incur expenses associated with one-time termination benefits of approximately $1.2 million, including approximately $1.1 million of severance expenses and $100,000 attributable to the continuation of medical insurance benefits.  It is currently anticipated that these expenses will be incurred in the fourth quarter of 2007.

Item 3.01              Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 5, 2007, the Company received a notice from the NASDAQ Stock Market (“NASDAQ”) indicating that for the last 30 consecutive business days, the bid price of the Company’s common stock closed below the minimum $1.00 per share requirement for continued inclusion under Marketplace Rule 4450(a)(5) (the “Rule”). Therefore, in accordance with Marketplace Rule 4450(e)(2), the Company was told that it has 180 calendar days, or until May 5, 2008, to regain compliance.  If, at anytime before May 5, 2008, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, the Company understands that NASDAQ will provide written notification that the Company has achieved compliance with the Rule.  If the Company does not regain compliance with the Rule by May 5, 2008, the Company understands that NASDAQ will provide written notification that the Company’s common stock will be delisted.  At that time, the Company may appeal NASDAQ’s determination to delist its common stock to a NASDAQ Listing Qualifications Panel.  Alternatively, the Company may apply for listing on the NASDAQ Capital Market if it meets the initial listing standards, in which case the Company would have an additional 180 days to regain compliance.

The Company issued a press release on November 7, 2007 regarding the notice that it received from NASDAQ.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 5.02              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

In connection with the Reduction in Workforce, the Company’s Principal Accounting Officer, Craig Eudy, will cease employment with the Company effective as of November 30, 2007.  The Company’s Chief Financial Officer, Alan Fuhrman, will assume the Principal Accounting Officer responsibilities as of November 30, 2007.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit 99.1	Press release issued by Sonus Pharmaceuticals, Inc. on November 7, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONUS PHARMACEUTICALS, INC.

Date: November 7, 2007	By:	/s/ Alan Fuhrman
Alan Fuhrman
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release issued by Sonus Pharmaceuticals, Inc. on November 7, 2007.